Exhibit 12(b)

I, Julia R. Short, President and I, Benjamin H. Lower, Treasurer of RidgeWorth Funds (the “Registrant”), each certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ Julia R. Short
Julia R. Short
President

Date:	December 1, 2015

By:	/s/ Benjamin H. Lowe
Benjamin H. Lowe
Treasurer

Date:	December 1, 2015